D-Wave Extends Agreement with Aramco Europe to Explore Quantum-Powered Optimization of Geophysical Problems
PALO ALTO, Calif. – June 6, 2024 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave”), a leader in quantum computing systems, software and services announced today that it has extended its agreement with Aramco, a global integrated energy and chemicals company, to manage geophysical optimization problems through quantum technologies.
Aramco Research Center in Delft, the Netherlands, (the “Center”) is focused on developing advanced computing technologies to help address global energy challenges. For the past two years, it has been working with D-Wave’s powerful quantum technologies on solving highly complex optimization problems involved in computationally intensive seismic imaging, an ultrasound-like technology used to map the various geological strata many kilometers beneath the surface.
With support from D-Wave, the team has been able to create its first subsurface maps, using tens of gigabytes of seismic data as input, with the aim of processing a terabyte of seismic data with the D-Wave quantum computer in 2024. Using D-Wave’s quantum computers and hybrid solvers, accessible through the Leap™ quantum cloud service, Aramco’s team of researchers developed their own hybrid classical-quantum geophysical applications. Using D-Wave’s quantum technologies, the Center has seen performance gains over classical computers in both time-to-solution and scale.
Marcin Dukalski, Quantum Applications Lead with Aramco Research Center in Delft said: “I’m excited to see how far we’ve been able to push quantum technologies to tackle such a large optimization problem as subsurface imaging. We look forward to expanding our work with D-Wave, which will be centered on reaping even greater tangible benefits from the Advantage2TM system.”

Trevor Lanting, D-Wave’s Chief Development Officer, said: “Together with Aramco, we are demonstrating our quantum technology’s ability to take on core data challenges in geophysical research. We look forward to helping Aramco researchers maximize quantum’s positive impact on their computational challenges as they look to turn data into usable knowledge of the subsurface.”

About D-Wave Quantum Inc.

D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society.
We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

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Contact:
Alex Daigle
media@dwavesys.com